UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2022

SANDY SPRING BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-19065	52-1532952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17801 Georgia Avenue, Olney, Maryland 20832
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (301) 774-6400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $1.00 per share	SASR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 14, 2022, the Board of Directors of Sandy Spring Bancorp, Inc. (the “Company”), as part of its ongoing review of the Company’s executive compensation and retention program, approved the terms of the Sandy Spring Bancorp, Inc. Executive Severance Plan (the “Plan”). The Plan consolidates the Company’s severance arrangements under a single plan document. The purpose of the Plan is to provide severance benefits to certain senior executives and key employees of the Company and its affiliates in the event their employment is terminated in certain circumstances, including certain terminations related to a change in control. The Plan is intended to secure the continued services of executive and key employees of the Company and its affiliates and to ensure their continued dedication to their duties in the event of any threat or occurrence of a change in control. The Plan is also intended to provide a level of security to executive and key employees who are terminated without cause, notwithstanding that such termination or resignation has occurred outside of a covered period relating to a change in control.

Under the Plan, a participant who undergoes an involuntary termination other than for cause (as defined in the Plan) or voluntary termination for good reason (as defined in the Plan) during the period commencing with the Company’s initial public announcement of the agreements or other actions that are expected or intended to result in a change of control (as defined in the Plan) and ending twenty-four (24) months following the occurrence of such change in control will receive, subject to the participant’s execution of a general release of claims:

a.a lump sum cash payment equal to the participant’s pro-rata bonus for the year in which he or she is terminated;

b.a lump sum cash payment equal to the participant’s severance multiple, multiplied by the sum of (i) the greater of (x) the participant’s base salary as in effect immediately before the applicable change in control occurred or (y) the participant’s base salary as in effect on the participant’s termination date and (ii) the participant’s target bonus for the year in which the termination date occurs; and

c.if the participant elects continuation coverage under COBRA, a lump sum cash payment equal to the amount obtained by multiplying (1) the monthly cost for continuation coverage under COBRA (as in effect as of the participant’s termination date) for group medical, dental and vision coverage for the participant and his or her dependents (to the extent they are covered by the Company) immediately before the participant’s termination date by (2) the number of months represented by the participant’s severance multiple.

If the severance benefits under the Plan, along with any other payments occurring in connection with a change in control of the Company, were to cause the participant to be subject to the excise tax provisions of Section 4999 of the Internal Revenue Code of 1986, as amended, then the amount of the severance benefits will either be reduced, such that the excise tax would not be applicable, or the participant will be entitled to retain his or her full severance benefits, whichever results in the better after-tax position to the participant.

Under the Plan, a participant who undergoes an involuntary termination other than for cause outside of a covered period relating to a change in control will receive, subject to the participant’s execution of a general release of claims:

a.lump sum cash payment equal to the participant’s pro-rata bonus for the year in which he or she is terminated;

b.cash severance in an amount equal to the participant’s severance multiple, multiplied by the participant’s base salary as in effect on the participant’s termination date; and

c.if the participant elects continuation coverage under COBRA, a cash payment equal to the amount obtained by multiplying (1) the monthly cost for continuation coverage under COBRA (as in effect as of the participant’s termination date) for group medical, dental and vision coverage for the participant and his or her dependents (to the extent they are covered by the Company) immediately before the participant’s termination date by (2) the number of months represented by the participant’s severance multiple.

Daniel J. Schrider, the Company’s President and Chief Executive Officer, Philip J. Mantua, the Company’s Executive Vice President and Chief Financial Officer, John J. O’Brien, Jr., the Company’s Executive Vice President and Chief Banking Officer, and R. Louis Caceres, the Company’s Executive Vice President and Chief Wealth Officer, were each designated as a participant in the Plan with a severance multiplier of three for termination occurring during a covered period related to a change in control and a severance multiplier of one for termination outside of a covered period. Other executive officers and key employees were also designated as participants in the Plan. Participation in the Plan is subject to execution of a participation agreement, as set forth under the Plan. Severance benefits payable under the Plan will replace (and be paid in lieu of) any severance benefits that a participant otherwise is eligible to receive under any other agreements entered into between the

Company and participant, and no participant will be entitled to severance benefits under both the Plan and any other severance arrangement maintained by the Company.

The Plan also includes a non-disclosure obligation and an obligation not to solicit employees or clients of the Company for a period of 12 months after the date of the participant’s termination of employment.

This summary is qualified in its entirety by reference to the copy of the Plan attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation and Bylaws; Change in Fiscal Year.

On December 14, 2022, the Board of Directors amended Article II, Section 9 of the Company’s bylaws to adopt a majority vote standard for the election of directors in uncontested director elections. Prior to this amendment, the election of directors was subject to a plurality vote standard in all elections.

The foregoing summary is qualified in its entirety by reference to the full text of the Company’s bylaws, as amended, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01	Other Events
On December 15, 2022, the Company announced that Daniel J. Schrider, the Company’s President and Chief Executive Officer, has been elected Chair of the Board of Directors, effective January 1, 2023. The Board’s current chair, Robert L. Orndorff will remain on the Board and has been appointed to serve as the Lead Independent Director (by vote of a majority of the independent directors).

Simultaneously with the appointment of the new Chair and Lead Independent Director, the Board adopted new Corporate Governance Guidelines that require a Lead Independent Director when the Chair is not independent and that include clearly defined responsibilities for the Lead Independent Director. The Company’s Corporate Governance Guidelines are available on its investor relations website at sandyspringbancorp.q4ir.com.

A copy of the press release announcing the governance changes is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibits.

Exhibit No.	Description

3.1	Bylaws of Sandy Spring Bancorp, Inc., as amended through December 14, 2022
10.1	Sandy Spring Bancorp, Inc. Executive Severance Plan
99.1	Press release dated December 15, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDY SPRING BANCORP, INC.
(Registrant)

Date: December 16, 2022	By:	/s/ Aaron M. Kaslow
Aaron M. Kaslow
Executive Vice President, Chief Administrative Officer and General Counsel